                      LIST OF SIGNIFICANT SUBSIDIARIES                EXHIBIT 21

The following are the subsidiaries of the Registrant included in the Registrant's consolidated financial statements at December 31, 2002. Other subsidiaries are not listed because such subsidiaries are inactive. Subsidiaries are listed alphabetically under either the domestic or international categories.


                                                            Jurisdiction under      Percent of voting securities
                                                             which organized            owned by registrant
Domestic                                                    ------------------      ----------------------------
--------

ATM Finance, Inc.                                           Ohio                                100%

Central Security Systems, Inc.                              Hawaii                              100%

DBD Investment Management Company                           Delaware                            100%

Diebold Australia Holding Company, Inc.                     Delaware                            100%

Diebold China Security Holding Company, Inc.                Delaware                            100%

Diebold Credit Corporation                                  Delaware                            100%

Diebold Election Systems, Inc.                              Delaware                            100% (6)

Diebold Finance Company, Inc.                               Delaware                            100% (1)

Diebold Foreign Sales Corporation                           St. Thomas, U.S. Virgin Islands     100% (1)

Diebold Holding Company, Inc.                               Delaware                            100%

Diebold Investment Company                                  Delaware                            100%

Diebold Latin America Holding Company, Inc.                 Delaware                            100%

Diebold Mexico Holding Company, Inc.                        Delaware                            100%

Diebold Midwest Manufacturing, Inc.                         Delaware                            100%

Diebold of Nevada, Inc.                                     Nevada                              100%

Diebold Self-Service Systems                                New York                            100% (2)

Diebold Southeast Manufacturing, Inc.                       Delaware                            100% (3)

Diebold SST Holding Company, Inc.                           Delaware                            100%

Diebold Texas, Incorporated                                 Texas                               100%

Diebold Transaction Services, Inc.                          Delaware                            100%

Griffin Technology, Incorporated                            New York                            100%

InterBold Technologies, Inc.                                Delaware                            100% (4)

Mayfair Software Distribution, Inc.                         Delaware                            100%

Nexus Software, Incorporated                                Delaware                            100%

Pioneer Systems, Inc.                                       Pennsylvania                        100%

R. D. Products, Inc.                                        New York                            100% (5)

VDM Holding Company, Inc.                                   Delaware                            100%

Verdi & Associates, Inc.                                    New York                            100%


(1) 100% of voting securities are owned by Diebold Investment Company which is 100% owned by the Registrant.
(2) 70% of partnership interest is owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant and 30% is owned by Diebold SST Holding Company, Inc., which is 100% owned by the Registrant.
(3) 100% of voting securities are owned by Diebold Midwest Manufacturing, Inc., which is 100% owned by the Registrant.
(4) 100% of voting securities are owned by Diebold Self-Service Systems, which is 70% owned by Diebold Holding Company, Inc. and 30% owned by Diebold SST Holding Company, Inc., which are 100% owned by the Registrant.
(5) 100% of voting securities are owned by Griffin Technology, Incorporated which is 100% owned by the Registrant.
(6) 100% of voting securities are owned by Diebold Election Systems ULC, which is 100% owned by the Registrant.

                   LIST OF SIGNIFICANT SUBSIDIARIES (CONTINUED)       EXHIBIT 21

                                                              Jurisdiction under          Percent of voting securities
                                                                which organized                owned by Registrant
                                                              ------------------          ----------------------------
International
-------------

Cable Print N.V.                                              Belgium                           100%

China Diebold Financial Equipment Company, Ltd.               Peoples Republic of China          78%

DBD Asset Management S.A. de C.V.                             Mexico                            100% (7)

DCHC, S.A.                                                    Panama                            100% (18)

Diebold ATM Cihazlari Sanayi Ve Ticaret A.S.                  Turkey                            100% (23)

Diebold Argentina, S.A.                                       Argentina                         100% (18)

Diebold Australia Pty. Ltd.                                   Australia                         100% (8)

Diebold Belgium S.P.R.L.                                      Belgium                           100% (27)

Diebold Brasil LTDA                                           Brazil                            100% (18)

Diebold Cassis Manufacturing S.A.                             France                            100%

Diebold Colombia S.A.                                         Colombia                           55% (21)

The Diebold Company of Canada Limited                         Canada                            100%

Diebold EMEA Processing Centre Limited                        United Kingdom                    100%

Diebold France SARL                                           France                            100% (10)

Diebold Germany GmbH                                          Germany                           100% (10)

Diebold HMA Private Limited                                   India                              50%

Diebold Hungary Ltd.                                          Hungary                           100% (10)

Diebold International Limited                                 United Kingdom                    100% (10)

Diebold Italy S.r.l.                                          Italy                             100% (20)

Diebold Mexico, S.A. de C.V.                                  Mexico                            100% (9)

Diebold Netherlands B.V.                                      Netherlands                       100% (10)

Diebold OLTP Systems, A.V.V.                                  Aruba, Dutch West Indies           50%

Diebold OLTP Systems, C.A.                                    Venezuela                          50% (16)

Diebold Pacific, Limited                                      Hong Kong                         100%

Diebold Panama, Inc.                                          Panama                            100% (18)

Diebold Paraguay S.A.                                         Paraguay                          100% (18)

Diebold Poland S.p. z.o.o.                                    Poland                            100% (10)

Diebold Portugal - Solucoes Informaticas, S.A.                Portugal                          100% (10)

Diebold (Romania) S.R.L.                                      Romania                           100%

Diebold Safetell International Security Limited               Australia                         100% (12)

Diebold Security and Services Pty.                            Australia                         100% (12)

Diebold Osterreich Selbstbedienungssysteme GmbH               Austria                           100% (10)

Diebold Selbstbedienyngssysteme (Schweiz) GmbH                Switzerland                       100% (10)

Diebold Self Service Solutions Limited Liability Company      Switzerland                       100% (22)

Diebold Self Service Solutions Namibia (Pty) Ltd.             Namibia                           100% (26)

Diebold Singapore Pte. Ltd                                    Singapore                         100%


                  LIST OF SIGNIFICANT SUBSIDIARIES (CONTINUED)        EXHIBIT 21

                                                              Jurisdiction under          Percent of voting securities
                                                                which organized                owned by Registrant
                                                              ------------------          ----------------------------
International
-------------


Diebold South Africa (PTY) Ltd.                               South Africa                      100%

Diebold Spain, S.L.                                           Spain                             100% (10)

Diebold (Thailand) Company Limited                            Thailand                          100%

Diebold Uruguay S.A.                                          Uruguay                           100% (18)

DPB S.A.                                                      Argentina                         100% (18)

DSSS Panama, S.A.                                             Panama                             55% (17)

Mecaf Impressoras S.A.                                        Brazil                            100% (19)

Nexus Software UK Ltd.                                        United Kingdom                    100% (15)

P.T. Getronics Indonesia                                      Indonesia                         100% (11)

Procomp Amazonia Industria Eletronica S.A.                    Brazil                            100% (19)

Procomp Comercio e Servicos LTDA                              Brazil                            100% (19)

Procomp Industria Eletronica S.A.                             Brazil                            100% (19)

RLM Monitoring Pty. Ltd.                                      Australia                         100% (12)

Safequip Automated Systems Pty. Ltd.                          Australia                          50% (13)

Safetell Cash Handling Pty. Ltd.                              Australia                         100% (14)

Safetell International Services Pty. Ltd.                     Australia                         100% (14)

Siab (HK) Limited                                             Hong Kong                         100% (4)

Shanghai Diebold King Safe Company, Limited                   China                              50% (25)

Shanghai Diebold Security Products Company, Limited           China                              50% (25)

Starbuck Computer Empire, A.V.V.                              Aruba, Dutch West Indies           50%

Tecron Security Pty. Ltd.                                     Australia                          70% (24)


(7) 100% of voting securities are owned by Diebold Mexico Holding Company, Inc., which is 100% owned by the Registrant.
(8) 100% of voting securities are owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.
(9) 100% of voting securities are owned by Diebold Mexico Holding Company, Inc. which is 100% owned by the Registrant.
(10) 100% of voting securities are owned by Diebold Self-Service Solutions Limited Liability Company which is 95% owned by the Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.
(11) 75% of voting securities are owned by the Registrant, 25% of voting securities are owned by Diebold Pacific, Limited, which is 100% owned by the Registrant.
(12) 100% of voting securities are owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc., which is 100% owned by the Registrant.
(13) 50% of voting securities are owned by Safetell Cash Handling Pty. Ltd., which is 100% owned by Diebold Safetell International Security Limited, which is 100% owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.
(14) 100% of voting securities are owned by Diebold Safetell International Security Limited, which is 100% owned by Diebold Australia Pty. Ltd., which is 100% owned by Diebold Australia Holding Company, Inc. which is 100% owned by the Registrant.
(15) 100% of voting securities are owned by Nexus Software, Incorporated, which is 100% owned by the Registrant.
(16) 50% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(17) 55% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(18) 100% of voting securities are owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(19) 100% of voting securities are owned by Diebold Brasil LTDA, which is 100% owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.

                  LIST OF SIGNIFICANT SUBSIDIARIES (CONCLUDED)        EXHIBIT 21


(20) 77% of voting securities are owned by the Diebold International Limited, wich is 100% owned by Diebold Self Service Solutions Limited Liability Company, which is 100% owned by the Registrant, while 23% of the voting securities are owned by Diebold Cassis Manufacturing, S.A, which is 100% owned by the Registrant.
(21) 21.44% of voting securities are owned by Diebold Latin America Holding Company, Inc., 16.78 % of voting securities are owned by Diebold Panama, Inc. which is 100% owned by Diebold Latin America Holding Company, Inc., 16.78% of voting securities are owned by DCHC SA, which is 100% owned by Diebold Latin America Holding Company, Inc., which is 100% owned by the Registrant.
(22) 95% of voting securities are owned by the Registrant, while 5% of voting securities are owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.
(23) 50% of voting securities are owned by Diebold Netherlands B.V., which is owned by Diebold Self Service Solutions Limited Liability Company, which is 95% owned by Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant, while 50% of voting securities are owned by Diebold Self Service Solutions Limited Liability Company, which is 95% owned by Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.
(24) 70% of voting securities are owned by Diebold Australia Pty. Ltd., which is owned 100% by Diebold Australia Holding Company, Inc. which is 100% owned by Registrant.
(25) 50% of voting securities owned by Diebold China Security Holding Company, Inc., which is 100% owned by Registrant.
(26) 100% of voting securities are owned by Diebold South Africa (Pty) Ltd. which is 100% owned by the Registrant.
(27) 10% of voting securities are owned by Diebold Selbstbedienungssysteme GmbH which is owned 100% by Diebold Self Service Solutions Limited Liability Company; 90% of voting securities are owned by Diebold Self Service Solutions Limited Liability Company, which is 95% owned by Registrant and 5% owned by Diebold Holding Company, Inc., which is 100% owned by the Registrant.